Exhibit 4.3

NEITHER THE SECURITIES REPRESENTED HEREBY NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER THE SECURITIES LAWS OF ANY STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. UNLESS SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

EVINE Live Inc.

WARRANT

Warrant No.: Series 2018A-2
Warrant Shares: 1,000,000
Exercise Price: $3.00
Original Issue Date: November 27, 2018
Expiration Date: November 27, 2025

Exercise Schedule (Cumulative):

This warrant will vest as to all Warrant Shares at the open of trading on the Company’s principal national securities exchange (currently the Nasdaq Stock Market, the “Principal Market”) on the date when the VWAP equals or exceeds $3.00 for the 30 trading days preceding such open of trading on the Principal Market. For purposes of this Warrant, “VWAP” means, for Common Stock, the dollar volume-weighted average price for such security on the Principal Market (or, if the Principal Market is not the principal trading market for such security, then on the principal securities exchange or securities market on which such security is then traded) during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg through its “HP” function set to “weighted average” or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for such security on such date on any of the foregoing bases, the VWAP of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved by an investment bank mutually agreed by the parties of regional standing, with the cost to be borne equally by the Company and the Holder. All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during such period.

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EVINE Live Inc. a Minnesota corporation (the “Company”), hereby certifies that, for value received, Fonda, Inc. or its registered assigns (the “Holder”), is entitled to purchase from the Company up to a total of the number shares of Common Stock (each such share, a “Warrant Share” and all such shares, the “Warrant Shares”) set forth as Warrant Shares on the first page of this Warrant or its predecessor instrument, at any time and from time to time from and after the Original Issue Date and through and including the Expiration Date set forth above (the “Expiration Date”), and subject to the following terms and conditions:

1.           Definitions. As used in this Warrant, the following terms shall have the respective definitions set forth in this Section.

“Change of Control” A “Change of Control” shall be deemed to occur if the Company shall (a) sell, lease, convey, or otherwise dispose of (including without limitation the grant of an exclusive license to) all or substantially all of the Company’s intellectual property or assets as an entirety or substantially as an entirety to any person, entity or group of persons acting in concert, (b) effect a merger, consolidation or reorganization in which the Company is not the surviving entity and the stockholders of the Company immediately prior to the merger, consolidation or reorganization fail to possess direct or indirect ownership of more than 50% of the voting power of the securities of the surviving entity immediately following such transaction (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings), or (c) effect a merger, consolidation or reorganization in which the Company is the surviving corporation and the stockholders of the Company immediately prior to the merger, consolidation or reorganization fail to possess direct or indirect ownership of more than 50% of the securities of the Company immediately following such transaction.

“Closing Price” means, for any date of determination, the price determined by the first of the following clauses that applies: (i) if the Common Stock is then listed or quoted on a Trading Market, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) on such market; (ii) if prices for the Common Stock are then quoted on the OTC Bulletin Board, the closing bid price per share of the Common Stock for such date (or the nearest preceding date) so quoted; (iii) if prices for the Common Stock are then reported in the “pink sheets” published by the National Quotation Bureau Incorporated or Financial Industry Regulatory Authority, Inc. or the OTC Bulletin Board (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (iv) in all other cases, the fair market value of a share of Common Stock as determined by the Company’s board of directors.

“Common Stock” means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

“Exercise Price” means the Exercise Price on the first page of this Warrant or its predecessor instrument, subject to adjustment in accordance with Section 9.

“Fundamental Transaction” means any of the following: (i) the Company effects any merger or consolidation of the Company with or into another person, (ii) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, or (iii) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

“Original Issue Date” means the Original Issue Date first set forth on the first page of this Warrant or its predecessor instrument.

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“Trading Day” means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in clauses (i), (ii) and (iii) hereof, then Trading Day shall mean any day, other than a Saturday or Sunday and other than a day that banks in the State of New York are generally authorized or required by applicable law to be closed.

“Trading Market” means whichever of the New York Stock Exchange, NYSE AMEX, the NASDAQ Global Select Market, the NASDAQ Global Market, the NASDAQ Capital Market or the OTC Bulletin Board or any similar or successor trading market on which the Common Stock is listed or quoted for trading on the date in question.

2.           Registration of Warrant. The Company shall register this Warrant upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

3.           Registration of Transfers. The Company shall register the transfer of any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, with the Form of Assignment attached hereto duly completed and signed, to the Company at its address specified herein. Upon any such registration or transfer, a new Warrant to purchase Common Stock, in substantially the form of this Warrant (any such new Warrant, a “New Warrant”), evidencing the portion of this Warrant so transferred shall be issued to the transferee and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Warrant.

4.           Exercise and Duration of Warrants. This Warrant will vest and become exercisable as to the number of Warrant Shares and on the dates specified in the Exercise Schedule on the cover page to this Warrant, so long as the Service of the initial Holder of this Warrant (the “Initial Holder’s Service”) to the Company does not end and has been continuously provided since the date this Warrant was granted. The Exercise Schedule is cumulative, meaning that to the extent this Warrant has not already been exercised and has not expired, terminated or been cancelled, the Holder or the person otherwise entitled to exercise this Warrant as provided in this Warrant may at any time purchase all or any portion of the Warrant Shares that may then be purchased under that Exercise Schedule.  “Service” means the provision of services by the initial Holder of this Warrant to the Company or any Affiliate in any Service Provider capacity or providing services or trademark licenses to the Company pursuant to that certain Services & Trademark License Agreement dated as of November 27, 2018 between the Company and the initial Holder of this Warrant (the “License Agreement”). A Service Provider’s Service shall be deemed to have terminated either upon an actual cessation of providing services or upon the entity for which the Service Provider provides services ceasing to be an Affiliate or upon termination of the License Agreement. Except as otherwise provided in this Warrant, Service shall not be deemed terminated in the case of (i) any approved leave of absence; (ii) transfers among the Company and any affiliates (as defined in Rule 144 promulgated under the Securities Exchange Act of 1934, “Affiliates”) in any Service Provider capacity; or (iii) any change in status so long as the individual or entity remains in the service of the Company or any Affiliate in any Service Provider capacity. “Service Provider” means an employee of the Company or any Affiliate, a director of the Company who is not an employee of the Company or any Affiliate, or any consultant or advisor who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or any Affiliate. This Warrant shall be exercisable by the registered Holder in whole at any time and in part from time to time following the vesting as provided above through and including the Expiration Date. At 5:00 p.m., Eastern time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value.

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5.           Delivery of Warrant Shares.

(a)       To effect exercises hereunder, the Holder shall not be required to physically surrender this Warrant unless the aggregate Warrant Shares represented by this Warrant are being exercised. Upon delivery of the Exercise Notice (in the form attached hereto) to the Company (with the attached Warrant Shares Exercise Log) at its address for notice set forth herein and upon payment of the Exercise Price multiplied by the number of Warrant Shares that the Holder intends to purchase hereunder and the Company shall promptly (but in no event later than two Trading Days after the Date of Exercise (as defined herein)) issue and deliver to the Holder, a certificate for the Warrant Shares issuable upon such exercise, which, unless otherwise required by applicable law, shall be free of restrictive legends. A “Date of Exercise” means the date on which the Holder shall have delivered to the Company: (i) the Exercise Notice (with the Warrant Exercise Log attached to it), appropriately completed and duly signed and (ii) if such Holder is not utilizing the cashless exercise provisions set forth in this Warrant, payment of the Exercise Price for the number of Warrant Shares so indicated by the Holder to be purchased.

(b)       If by the second Trading Day after a Date of Exercise the Company fails to deliver the required number of Warrant Shares in the manner required pursuant to Section 5(a), then the Holder will have the right to rescind such exercise.

6.           Charges, Taxes and Expenses. Issuance and delivery of Warrant Shares upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Warrant Shares or Warrants in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.           Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity (which may include a surety bond), if requested. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.           Reservation of Warrant Shares. The Company covenants that it will at all times reserve and keep available out of the aggregate of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Warrant Shares upon exercise of this Warrant as herein provided, the number of Warrant Shares which are then issuable and deliverable upon the exercise of this entire Warrant, free from preemptive rights or any other contingent purchase rights of Persons other than the Holder (taking into account the adjustments and restrictions of Section 9). The Company covenants that all Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and nonassessable.

9.           Certain Adjustments. The Exercise Price and number of Warrant Shares issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9.

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(a)       Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Exercise Price shall be adjusted to equal the product obtained by multiplying the then-current Exercise Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)       Fundamental Transactions. If, at any time while this Warrant is outstanding there is a Fundamental Transaction, then the Holder shall have the right thereafter to receive, upon exercise of this Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of Warrant Shares then issuable upon exercise in full of this Warrant (the “Alternate Consideration”). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Any successor to the Company or surviving entity in such Fundamental Transaction shall issue to the Holder a new warrant substantially in the form of this Warrant and consistent with the foregoing provisions and evidencing the Holder’s right to purchase the Alternate Consideration for the aggregate Exercise Price upon exercise thereof.

(c)       Number of Warrant Shares. Simultaneously with any adjustment to the Exercise Price pursuant to this Section 9, the number of Warrant Shares that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the adjusted number of Warrant Shares shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(d)       Calculations. All calculations under this Section 9 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

(e)       Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based. Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Company’s transfer agent.

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10.         Payment of Exercise Price. The Holder may pay the Exercise Price in one of the following manners:

(a)       Cash Exercise. The Holder may deliver immediately available funds; or

(b)       Cashless Exercise. The Holder may notify the Company in an Exercise Notice of its election to utilize a cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]

where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

A = the average of the Closing Prices for the five Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

11.         No Fractional Shares. No fractional shares of Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would, otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Closing Price of one Warrant Share on the date of exercise.

12.         Notices. Any notice required or permitted under this Warrant (including, without limitation, any Exercise Notice) shall be given in writing and shall be deemed effectively given upon the earlier of (1) actual receipt or three days after mailing if mailed postage prepaid by regular or airmail to the Company or the Holder or (2) one day after it is sent by overnight mail via nationally recognized courier or (3) on the same day as sent via confirmed e-mail or facsimile transmission, provided that the original is sent by personal delivery or mail by the sending party. Address for such notice will be provided by each party to the other under separate cover.

13.         Representations and Warranties. By acceptance of this Warrant, the Holder hereby represents and warrants to the Company as follows:

(a)       Investment Purpose. The right to acquire Warrant Shares or the Warrant Shares issuable upon exercise of the Holder’s rights contained herein are and will be acquired for investment purposes and not with a view to the sale or distribution of any part thereof, and the Holder has no present intention of selling or engaging in any public distribution of the same in violation of the Securities Act. The Holder was not formed for the specific purpose of acquiring the Warrant or Warrant Shares.

(b)       Private Issue. The Holder understands (i) that this Warrant and the Warrant Shares issuable upon exercise of this Warrant are not registered under the Securities Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 13.

(c)       Legend. The Holder understands that the Warrant and Warrant Shares and any securities issued in respect of or exchange for these securities, may bear a legend in substantially the form set forth on the first page of this Warrant.

(d)       Disposition of Holder’s Rights. In no event will the Holder make a disposition of any of its rights to acquire Warrant Shares or Warrant Shares issuable upon exercise of such rights unless and until (i) the Holder shall have notified the Company in writing of the proposed disposition, and (ii) the transferee agrees to be bound in writing to the applicable terms and conditions of this Warrant, and (iii) if the Company requests, the Holder shall have furnished the Company with an opinion of counsel satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Securities Act has been taken, or (B) an exemption from the registration requirements of the Securities Act is available.

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(e)       Financial Risk. The Holder has such knowledge and experience in financial and business matters and knowledge of the Company’s business affairs and financial condition as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment. The Holder has had an opportunity to review the Company’s filings under the Securities Exchange Act of 1934 and Securities Act of 1933 and discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Warrant and the Warrant Shares with the Company’s management and has had an opportunity to review the Company’s facilities. The Holder has received all information it has requested from the Company that the Holder considers necessary or appropriate for deciding whether to acquire Warrant (and Warrant Shares upon exercise).

(f)       Risk of No Registration. We understand that if the Company ceases to file reports pursuant to Section 15(d) of the Securities Exchange Act of 1934, or if a registration statement covering the securities under the Securities Act is not in effect when the Holder desires to sell the rights to purchase Warrant or the Warrant Shares, the Holder may be required to hold such securities for an indefinite period. We also understand that any sale of the Holder’s right to purchase Warrant Shares or Warrant Shares, which might be made by it in reliance upon Rule 144 under the Securities Act may be made only in accordance with the terms and conditions of that Rule.

(g)       Accredited Investor. The Holder is an "accredited investor" within the meaning of the Rule 501 of Regulation D of the Securities Act, as presently in effect.

(h)       Investment Decision. The Holder’s principal place of business, and the location where the Holder made the decision to acquire this Warrant, is in the state set forth in the notice provision below.

(i)       No Transactions in Common Stock. The Holder has not directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the Holder, at any time since the 30th day immediately prior to the Original Issue Date, engaged in any transactions in the securities of the Company (including any short sales as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934 and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, swaps and similar arrangements or made any bids with any broker or dealer to purchase Common Stock.

14.         Standstill Agreement.

(a)       Except as specifically permitted or required by this Warrant, the Holder will not, directly or indirectly, without the prior approval of the Company’s board of directors (the “Company Board”),

(i)       acquire (or offer, propose or agree to acquire) any shares of Common Stock of the Company by any means whatsoever (including pursuant to this Warrant) if the total number of shares of Common Stock beneficially owned by the Holder and its Affiliates and any other persons whose beneficial ownership of Common Stock would be aggregated with the Holder’s for purposes of Section 13(d) of the Securities Exchange Act of 1934, exceeds 4.999% of the total number of issued and outstanding shares of Common Stock following such acquisition (including for such purpose the shares of Common Stock issuable upon any conversion or exercise of another security including this Warrant).  For these purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder;

(ii)     engage, or become a participant, in any “solicitation” of “proxies” (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934) or consents to vote any shares of Common Stock;

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(iii)    grant a proxy or otherwise transfer the right to vote any shares of Common Stock, other than to the Company’s designee(s) pursuant to a proxy solicitation conducted by or on behalf of the Company Board;

(iv)     act or seek to control or influence the management, the Company Board or policies of the Company (including by seeking to call a shareholders meeting, proposing or nominating any person for election to the Company’s Board, submitting a proposal for action at a shareholders meeting or by consent of the shareholders in lieu of a meeting, proposing a merger, statutory share exchange or other business combination or extraordinary corporate transaction, or otherwise);

(v)      publicly disclose any intention, plan or arrangement inconsistent with the foregoing; or

(vi)     advise, assist or encourage any other persons in connection with any of the foregoing or to do any of the foregoing.

(b)       The obligations of the Holder under this Section shall terminate in the event (i) any bona fide third party tender or exchange offer is publicly announced and commenced by any person other than the Holder or an affiliate of the Holder for at least 50% of the outstanding shares of Common Stock that is conditioned upon the offeror receiving tenders for at least 50% of the outstanding shares of Common Stock, or (ii) the Company enters into any agreement to merge or enter into a statutory share exchange with any person other than the Holder or an affiliate of the Holder following the closing of which the Common Stock would cease to be registered under the Securities Exchange Act of 1934. All of the provisions of this Section shall be reinstated and shall apply in full force according to their terms in the event that: (A) if the provisions of Section 14(a) shall have terminated as the result of clause (i), and such tender or exchange offer (as originally made or as amended or modified) shall have terminated without acquisition by the offeror of at least 50% of the outstanding shares of Common Stock; or (B) if the provisions of Section 14(a) shall have terminated as a result of clause (ii), such merger or share exchange agreement shall have been terminated prior to its closing. Upon reinstatement of the provisions of Section 14(a), the provisions of this Section 14(b) shall continue to govern in the event that any of the events described in this Section 14(b) shall subsequently occur.

15.         Change of Control. Notwithstanding anything to the contrary set forth in this Warrant, in the event of a Change of Control, at Company’s sole option, the Holder shall surrender this Warrant in exchange for a number of shares of Company’s securities, such number of securities being equal to the maximum number of securities issuable pursuant to the terms hereof (after taking into account all adjustments described herein) had the Holder elected to exercise this Warrant immediately prior to the closing of such Change of Control and purchased all such shares pursuant to the cashless exercise provision set forth in Section 10(b) (as opposed to the cash exercise provision set forth in Section 10(a)). The Company acknowledges and agrees that the Holder shall not be required to make any additional payment (cash or otherwise) for such shares as further consideration for their issuance in exchange for the Holder’s surrender of this Warrant pursuant to the terms of the preceding sentence.

16.         Miscellaneous.

(a)       This Warrant shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder and their successors and assigns.

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(b)       All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of Minnesota, without regard to the principles of conflicts of law thereof. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of Minnesota. By acceptance of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Hennepin or Ramsey County, State of Minnesota; (b) waives any objection as to jurisdiction or venue in Hennepin or Ramsey County, State of Minnesota; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant. Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in this Warrant, and shall be deemed effective and received as set forth therein. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(c)       The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(d)       In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(e)       Prior to exercise of this Warrant, the Holder hereof shall not, by reason of by being a Holder, be entitled to any rights of a shareholder with respect to the Warrant Shares.

(f)       This Warrant, together with License Agreement, constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations and undertakings of the parties, whether oral or written, with respect to such subject matter.

(g)       This Warrant may be executed and delivered by electronic or facsimile delivery and upon such delivery the electronic or facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

[Remainder of page intentionally left blank, signature page follows]

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In witness whereof, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

EVINE LIVE INC.

		By:	/s/ Robert Rosenblatt
		Name:	Robert Rosenblatt
		Its:	Chief Executive Officer

Accepted and agreed:

FONDA, INC.

By:	/s/ Jane S. Fonda
Name:	Jane S. Fonda
Its:	President

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EXERCISE NOTICE

The undersigned Holder hereby irrevocably elects to purchase                      shares of Common Stock pursuant to the attached Warrant. Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(1) The undersigned Holder hereby exercises its right to purchase                      Warrant Shares pursuant to the Warrant.

(2) The Holder intends that payment of the Exercise Price shall be made as (check one):

                     “Cash Exercise” under Section 10

                      “Cashless Exercise” under Section 10

(3) If the Holder has elected a Cash Exercise, the Holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(4) Pursuant to this Exercise Notice, the Company shall deliver to the Holder                      Warrant Shares in accordance with the terms of the Warrant.

Dated ______________ __, _____	Name of Holder:

(Print)

____________________________________

By:_________________________________
Its:_________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

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Warrant Shares Exercise Log

Date	Number of Warrant Shares Available to be Exercised	Number of Warrant Shares Exercised	Number of Warrant Shares Remaining to be Exercised

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FORM OF ASSIGNMENT

[To be completed and signed only upon transfer of Warrant]

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                              the right represented by the attached Warrant to purchase                  shares of Common Stock to which such Warrant relates and appoints                              attorney to transfer said right on the books of the Company with full power of substitution in the premises.

Dated: __________ __, _______

________________________________________
(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

Address of Transferee
__________________________________________
__________________________________________
__________________________________________

Note: Address for Delivery may not be a P.O. box and must be a physical address where stock certificates may be delivered in connection with this purchase or any future stock issued through splits, warrant conversions or other circumstances. The delivery address may be a personal residence, or a broker dealer where the certificate would be deposited

Attest: __________________________________

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